UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PING IDENTITY HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On or about March 21, 2022, Ping Identity Holding Corp. (the “Company”) furnished or otherwise made available to shareholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually, via live audio webcast at www.virtualshareholdermeeting.com/PING2022 on Tuesday, May 3, 2022, at 8:00 am (MT). This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

AMENDMENT TO PROPOSAL 4

APPROVAL OF PING IDENTITY HOLDING CORP. 2022 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, shareholders are being asked, among other things, to vote on a proposal (which is identified in the Proxy Statement as Proposal 4) to approve the Company’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”). The 2022 ESPP as presented in the Proxy Statement contemplated an initial reserve of 1,500,000 shares of Common Stock, subject to automatic annual increases, and did not contain an absolute aggregate maximum share limit. The Company is hereby amending and revising Proposal 4 to modify the aggregate share reserve of the Common Stock available for sale under the 2022 ESPP to a maximum of 5,000,000 shares and to remove the provisions relating to annual automatic increases. Thus, under the 2022 ESPP, the maximum number of shares of Common Stock available for sale will be 5,000,000 shares of Common Stock, with no automatic annual increases. The foregoing changes to the 2022 ESPP have been approved by the Company’s Board of Directors, subject to shareholder approval at the Annual Meeting.

Other than the changes described above, all other terms of the 2022 ESPP remain as described in the Proxy Statement. The foregoing summary of the 2022 ESPP and the share reserve thereunder is qualified in its entirety by reference to the amended text of Section 13(a) of the 2022 ESPP, which is attached to this Supplement as Exhibit A. The Company intends to present the 2022 ESPP, as described in Proposal 4 to the Proxy Statement, as amended by this Supplement, to shareholders for their approval at the Annual Meeting and all references to the 2022 ESPP contained in the Proxy Statement and proxy card pertaining to the Annual Meeting shall be deemed to refer to the 2022 ESPP, as amended by this Supplement. Shareholders may access, view and download the Proxy Statement, including the full text of the 2022 ESPP included as Appendix A to the Proxy Statement, and this Supplement, including the revised version of Section 13(a) of the 2022 ESPP, over the Internet at www.proxyvote.com.

The Board recommends a vote “FOR” the approval of the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan, as revised by this supplement.

How do I cast my vote?

Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and wish to change your vote, you may revoke your proxy and change your vote by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered via the methods described below.

Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/PING2022. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903; or

3.	by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (EDT) on May 2, 2022.

We thank you on behalf of the Board of Directors.

Exhibit A

PING IDENTITY HOLDING CORP.

2022 EMPLOYEE STOCK PURCHASE PLAN

Proposed Change to Section 13(a)

(a)            Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be equal to ~~1,5~~5,000,000 shares of Common Stock. ~~In addition, on each January 1 for the first 10 calendar years after the Effective Date, the aggregate number of shares of Common Stock reserved for issuance under the Plan will be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of the Common Stock on the immediately preceding December 31 (rounded down to the nearest whole share); provided that the Administrator may in its sole discretion reduce the amount of the increase in any particular year; and provided, further, that the aggregate number of shares issued pursuant to the 423 Component over the term of the Plan will not exceed 1,500,000 shares of Common Stock, increased by the same annual increases as is set forth earlier in this sentence.~~